UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, North Carolina 27560-8417
(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments.

This Amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed on January 21, 2021 (the “Prior Report”) by Pyxus International, Inc. (the “Company”) with respect to the applications on January 21, 2021 by Canada’s Island Garden Inc. (“FIGR East”), FIGR Norfolk Inc. (“FIGR Norfolk”) and FIGR Brands, Inc. (together with FIGR East and FIGR Norfolk, the “Canadian Cannabis Subsidiaries”), which at such time were indirect subsidiaries of the Company, for relief from their respective creditors pursuant to Canada’s Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice (Commercial List) in Ontario, Canada (the “CCAA Proceeding”). In connection with and contemporaneous with the commencement of the CCAA Proceeding, the Company concluded that it would incur a material non-cash charge with respect to its investments in and advances to the Canadian Cannabis Subsidiaries. At the time of the filing of the Prior Report, the Company was unable to estimate the total amount or range of amounts of this charge. The Company made a determination of such information on June 25, 2021, and this Amendment is being filed to report such information.

The Company expects that the total charge with respect to its investments in and advances to the Canadian Cannabis Subsidiaries will be within a range of approximately $63.2 million to $77.3 million, which is a non-cash charge to be recognized in the quarter ended March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 29, 2021

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary

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